SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the "**Agreement**"), executed on June 2, 2014 by and between **OMEGA COMMERCIAL FINANCE CORP.**, a Wyoming ("**Omega**") and AMERICAVEST CRE MORTGAGE FUNDING TRUST, INC., a Maryland corporation (the "**Company**"). Omega and the Company are sometimes referred to herein individually, as a "**Party**" and collectively, as the "**Parties**."

RECITALS

WHEREAS, Omega is a publicly held diversified financial holding company with its principal place of business in Miami, Florida, whose common stock ("**Omega Shares**") trades in the over-the-counter market under the symbol OTCQB: OCFN. Omega's focus is primarily on originating, investing in, acquiring and managing senior performing or nonperforming commercial real estate mortgage loans, commercial mortgage-backed securities, commercial real estate corporate debt and loans, and other commercial real estate-related investments in the United States. Omega's additional competencies include underwriting and originating of structured financing programs, all of which are secured by commercial real estate or other types of related or similar assets or equity interests. Regardless of the type of loan, Omega's lending objective is to generate consistent revenue from interest income and origination fees from these structured financing programs; and

WHEREAS, the Company was formed as a Maryland corporation to qualify as a real estate investment trust (a "**REIT**") for federal income tax purposes. The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "**Code**") CODE for the year ending December 31, 2014. The Company's primary business will be to originate through an affiliate, and then acquire and hold for investment senior whole mortgages loans secured by smaller commercial and multifamily real estate properties in the United States typically up to $15 million. The Company's investment strategy will be to generate current income and capital appreciation primarily through the origination of secured first position bridge loans collateralized by commercial real estate ;and

WHEREAS, Omega wishes to acquire 1,564,079 shares of the Company's common stock (the "**Shares**") from the Company, which upon issuance will represent 51% of the Company's issued and outstanding Shares and the Company wishes to sell the Shares to Omega, all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

1.1 **Purchase and Sale of Shares.** On the Closing Date (as hereinafter defined), the Company shall sell the Shares to Omega and Omega shall purchase the Shares from the Company for a purchase price of $2,000,000 (the "**Purchase Price**"). The Purchase Price shall be payable by the issuance by Omega on the Closing Date of a promissory note in favor of the Company in the principal amount of the Purchase Price, which promissory note shall be in the form of **Exhibit A** hereto (the "**Note**"). The Note shall be non-interest bearing and shall be due and payable forty-five (45) days after the Closing Date (the "**Maturity Date**"). The Note shall also provide that the sole penalty for non-payment of the Note on or before the maturity date shall be the unwinding of the transaction contemplated hereby, as provided in **Section 1.2** of this Agreement.

1.2 **Closing Deliveries; Escrow; Unwinding of the Transaction.** On the Closing Date, (a) the Company shall execute and deliver a certificate evidencing the Shares registered in Omega's name (the "**Certificate**") to Omega; (b) Omega shall execute and deliver the Note to the Company; and (c) the Parties shall deliver to each other such additional documents as are required pursuant to the terms of this Agreement or as may otherwise be reasonably requested by a Party in order to consummate the transaction contemplated hereby. Upon execution and delivery, the Certificate and the Note shall be deposited in escrow with Gutierrez Bergman Boulris Menocal & Gianese, PLLC (the "**Escrow Agent**"), who shall hold the Certificate and the Note in escrow pursuant to the terms of this **Section 1.2**. In the event that Omega pays the Note in full on or before the Maturity Date and otherwise complies with its other obligations under this Agreement on or before the Maturity Date, then upon joint written notice of same given to the Escrow Agent by the Parties, the Escrow Agent shall release and deliver the Note to the Company and the Certificate to Omega. In the event Omega fails to pay the Note in full on or before the Maturity Date or otherwise fails to comply with its other obligations under this Agreement on or before the Maturity Date or if the Company fails to comply with its obligations under **Section 3.3** hereof, then upon written notice of same given to the Escrow Agent by the Company or Omega, as the case may be, the Escrow Agent shall release and deliver the Certificate to the Company and the Note to Omega, whereupon the transaction shall be deemed unwound, and the Parties shall have no further obligation to each other under this Agreement.

1.3 **Closing Date.** This Agreement shall close by exchange of documents (including by fax or PDF transmission) contemporaneously with the execution of this Agreement by both Parties(the "**Closing Date**").

1.4 **Binding Agreement.** This Agreement constitutes a binding agreement or a final and definitive agreement as accepted by the Company and Omega and has been negotiated, fully executed, and delivered by both Parties.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 **Representations and Warranties of Omega.** Omega represents and warrants to the Company as follows:

(a) Organization, Standing and Power. Omega is a corporation duly organized, validly existing and in good standing under the laws of the state of Wyoming, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary

(b) Capital Structure. The authorized capital stock of Omega consists of 100,000,000 shares of common stock with a par value of $0.01 per share, of which 335,810,900 Omega Shares hares are currently issued and outstanding, and 10,000,000 authorized shares of preferred stock with a par value of $5.00 per share, of which 5,000,000 shares are currently issued and outstanding. All of the issued and outstanding shares of Omega's capital stock were issued in compliance with all applicable Federal and state securities laws. All of the issued and outstanding shares of Omega's capital stock are and the Omega Shares, when issued pursuant to this Agreement will be, duly and validly issued, fully paid and non-assessable, and not subject to preemptive rights and will be free and clear of all liens, charges and encumbrances, except as may be placed thereupon by the recipients of the Omega Shares. Except as otherwise specified herein, , there are no other options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Omega at any time, or upon the happening of any stated event, any shares of the capital stock of Omega whether or not presently issued or outstanding.

(c) Articles of Incorporation, Bylaws, and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of Omega have been delivered to the Company and are true, correct and complete copies thereof. The minute book of Omega, which has been made available for inspection by the Company, contains accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Omega since the date of incorporation and accurately reflects all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. Omega has all requisite power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of Omega. No other corporate or shareholder

proceedings on the part of Omega are necessary to authorize the transaction contemplated hereby.

(e) Conflict with Other Agreements; Approvals. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby, does not and will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "**violation**") pursuant to any provision of the Articles of Incorporation or Bylaws or any organizational document of Omega or, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Omega which violation would have a material adverse effect on the business, operations and condition (financial or otherwise) of Omega and its subsidiaries, taken as a whole (an "**Omega Material Adverse Effect**"). No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "**Governmental Entity**") is required by or with respect to Omega in connection with the execution and delivery of this Agreement by Omega or the consummation by Omega of the transactions contemplated hereby.

(f) Books and Records. Omega has made available for inspection by the Company, all the books of Omega relating to the business of Omega. Such books of Omega have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to the Company by OMEGA are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(g) Compliance with Laws. Omega is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(h) SEC Filings. Omega's predecessor company filed a registration statement on Form 10 with the Securities and Exchange Commission (the "**SEC**") under the Securities Act of 1934 (the "**Exchange Act**"). Thereafter, Omega's predecessor company or Omega has filed all periodic reports required to be filed by it with the SEC as of the Closing Date hereof (together with the registration statement on Form 10, the "**SEC Reports**") and is current in its reporting requirements under the Exchange Act. The SEC Reports are true and correct as of their respective filing dates and no SEC Report, as of the date filed, misstated a

material fact or omitted to state a material fact, which made the statements contained in such SEC Report misleading in the circumstances under which they were made.

(i) **Financial Statements.** Omega's audited financial statements for the year ended December 31, 2013,and its unaudited condensed financial statements for the period ending March 31, 2014, are set forth in the SEC Reports covering such periods.

(j) **Litigation**. There is no suit, action or proceeding pending, or, to the knowledge of Omega, threatened against or affecting Omega or its directors or officers, which, if adversely determined, is reasonably likely to have an Omega Material Adverse Effect nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Omega, or which, insofar as reasonably can be foreseen, in the future could have, an Omega Material Adverse Effect.

(k) **Tax Returns**. Omega has duly filed any tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any federal, state or local taxing authorities. There are not now any pending questions relating to or claims asserted for, taxes or assessments asserted upon Omega.

2.2 **Representations and Warranties of the Company**. The Company represents and warrants to Omega as follows:

(a) **Organization, Standing and Power**. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

(b) **Capital Structure.** The authorized capital stock of the Company consists of 125,000,000 shares of common stock, par value of $0.01 per Share of which 1,502,742 Shares are issued and outstanding and 25,000,000 shares of preferred stock, par value of $0.01 per Share, of which no shares are issued and outstanding. All of the issued and outstanding Shares were issued in compliance with all applicable securities laws. All of the issued and outstanding shares of the Company's capital stock are and the Shares, when issued pursuant to this Agreement will be, duly and validly issued, fully paid and non-assessable, and not subject to preemptive rights and will be free and clear of all liens, charges and encumbrances, except as may be placed thereupon by Omega. Except for 150,000 Shares issuable upon conversion of $150,000 in principal amount of the Company's subordinated convertible promissory notes and for 5,000,000 Shares reserved for issuance under outstanding options granted or other incentives which may be granted under the Company's Stock Incentive Plan, there are no options, warrants, calls, agreements or other

rights to purchase or otherwise acquire from the Company at any time, or upon the happening of any stated event, any capital stock of the Company.

(c) Articles of Incorporation, Bylaws and Minute Books. The copies of the Articles of Incorporation and of the Bylaws of the Company have been delivered to Omega and are true, correct and complete copies thereof. The minute book of the Company which has been made available for inspection by Omega, contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of the Company since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

(d) Authority. The Company has all requisite power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. No other corporate or shareholder proceedings on the part of the Company are necessary to authorize the transaction contemplated hereby.

(e) Conflict with Agreements; Approvals. Except for limitations on the percentage of shareholder ownership required by the Code for a REIT, which has been disclosed to Omega by the Company and waived by the Company's Board of Directors in connection with the transaction contemplated hereby, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby does not and will not, conflict with, or result in any violation of any provision of the Articles of Incorporation or Bylaws of the Company or of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transaction contemplated hereby.

(f) Financial Statements. A copy of the unaudited financial statements of the Company for the year ended December 31, 2013 has been delivered to Omega and Omega confirms that it has received such financial statements.

(g) Books and Records. The Company has made available for inspection by Omega all the books of the Company relating to the business of the Company. Such books of the Company have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Omega by the Company are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

(h) Compliance with Laws. The Company is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements

and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

(i) Liabilities and Obligations. The Company has no material liabilities or obligations absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Company's financial statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice and in accordance with this Agreement.

(j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of the Company threatened against or affecting the Company or its directors or officers, which, if adversely determined is reasonably likely to have a material adverse effect on the Company, its proposed business, operations or condition (financial or otherwise), nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

(k) Taxes. The Company has filed or has secured appropriate extensions of time to file all tax returns and reports required to be filed with all other jurisdictions where such filing is required by law; and the Company has paid, or made adequate provision for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to such periods.

(l) Licenses, Permits; Intellectual Property. The Company owns or possesses in the operation of its business all material authorizations of Governmental Entities which are necessary for it to conduct its business as now conducted. Neither the execution nor delivery of this Agreement nor the consummation of the transaction contemplated hereby will require any notice or consent under or have any material adverse effect upon any such authorizations.

ARTICLE III
ADDITIONAL COVENANTS OF THE PARTIES

3.1 **Ratification of Employment Agreements.** Omega hereby ratifies, approves and confirms the employment agreements entered into between the Company and each of Nelson Garcia and Robert Damigella, true and correct copies of which have been furnished to Omega by the Company.

3.2 **Issuance of Omega Shares.** On the seventh (7th) business day after Omega implements a reverse stock split of the Omega Shares, but in no event later than the date on which Omega pays the Note (whether on the Maturity Date or earlier), Omega shall issue to each of Nelson Garcia and Robert Damigella, as a retention bonus, Omega Shares having a fair market value of $250,000 (as determined by the average of the closing price for the Omega Shares during the

seven (7) business days prior to issuance. The Omega Shares shall be duly registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8, shall be DTC eligible and shall be available for immediate resale without restriction.

3.3 **Credit Facility Term Sheet.** Within seven (7) business days of the Closing Date, the Company shall enter into a term sheet with a lender reasonably satisfactory to Omega, for a credit facility to leverage the capital provided by payment of the purchase price, which credit facility will be in an amount and on terms reasonably satisfactory to the Parties.

ARTICLE IV
GENERAL PROVISIONS

4.1 **Survival of Representations, Warranties and Covenants.** All of the representations, warranties and covenants of the Parties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of one year thereafter.

4.2 **Notices.** All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by overnight courier, or mailed by certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Omega:

Omega Commercial Finance Corp.
701 Brickell Avenue, 16th Floor
Miami, FL 33131

If to the Company:

AmericaVest CRE Mortgage Funding Trust, Inc.
401 East Las Olas Blvd. 14th Floor
Fort Lauderdale, FL 33301

4.3 **Interpretation.** When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "**include,**" "**includes**" or "**including**" are used in this Agreement, they shall be deemed to be followed by the words "**without limitation**". The phrase "**made available**" in this Agreement shall mean that the information referred to has been made available if requested by the Party to whom such information is to be made available.

4.4 **Counterparts.** This Agreement may be executed in two or more counterparts (including by facsimile or .PDF transmission), all of which shall be considered one and the same agreement and shall become binding and effective when two or more counterparts have been signed and delivered by each of the Parties and it being understood that all the Parties need not sign the same counterpart.

4.5 **Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.** This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral,

between the Parties with respect to the subject matter hereof, and, except as provided in **Sections 1.2, 3.1** and **3.2** hereof, is not intended to confer upon any person other than the arties hereto any rights or remedies hereunder.

4.6 **Governing Law; Venue; Attorney's Fees.** This Agreement shall be governed and construed in accordance with the laws of the state of Florida without regard to principles or conflicts of law. Each Party hereby irrevocably submits to the jurisdiction of any Florida state or any federal court in the state of Florida, Miami-Dade County, in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. In any action brought by a Party to interpret or enforce or otherwise arising from this Agreement, the prevailing Party shall be entitled to recover attorney's fees and costs from the non-prevailing Party at both the trial and appellate levels.

4.7 **No Remedy in Certain Circumstances.** Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any Party to take any action inconsistent herewith or not to take any action required herein, the other Party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

4.8 **Publicity.** So long as this Agreement is in effect, no Party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed

4.9 **Assignment.** Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either Party (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

(*signatures appear on following page*)

IN WITNESS WHEREOF, this Agreement has been signed by the Parties as of the date set forth above.

OMEGA COMMERCIAL FINANCE CORP.

By: ______________________________
Jon S. Cummings IV, President

AMERICAVEST CRE MORTGAGE FUNDING TRUST, INC.

By: ______________________________
Nelson A. Garcia Co-CEO

By: ______________________________
Robert D. Damigella Co-CEO